                                                                    EXHIBIT 99.2

                                 Trial Schedule

Set forth below is a list of smoking and health class actions and health care cost recovery actions currently scheduled for trial through 2000 against PM Inc. and, in some cases, the Company. Trial dates, however, are subject to change.


                  Case                              Type of Action                     Trial Date
                  ----                              --------------                     ----------

Engle, et al. v. R.J. Reynolds Tobacco     Smoking and Health Class Action             In Progress
Co., et al.

State of Washington v. The American        Health Care Cost Recovery Action            In Progress
Tobacco Company, et al.

State of Oklahoma, et al. v. R.J.          Health Care Cost Recovery Action            January 25, 1999
Reynolds Tobacco Company, et al.

Commonwealth of Massachusetts v. Philip    Health Care Cost Recovery Action            February 1, 1999
Morris Inc., et al.

County of Los Angeles v. R.J. Reynolds     Health Care Cost Recovery Action            February 5, 1999
Tobacco Company, et al.

Iron Workers Local Union No. 17            Health Care Cost Recovery Action            February 22, 1999
Insurance Fund, et al. v. Philip Morris,
Inc., et al.

State of Maryland v. Philip Morris         Health Care Cost Recovery Action            April 5, 1999
Incorporated, et al.

State of Oregon v. The American Tobacco    Health Care Cost Recovery Action            April 5, 1999
Company, et al.

State of Arizona v. The American Tobacco   Health Care Cost Recovery Action            April 14, 1999
Company, et al.

Insolia, et al. v. Philip Morris           Smoking and Health Class Action             May 3, 1999
Incorporated, et al.

National Asbestos Workers Medical Fund,    Health Care Cost Recovery Action            May 3, 1999
et al. v. Philip Morris Incorporated, et
al.

State of New York v. Philip Morris         Health Care Cost Recovery Action            June 17, 1999
Incorporated, et al.



                                                                    EXHIBIT 99.2

                  Case                              Type of Action                     Trial Date
                  ----                              --------------                     ----------

Clay, et al. v. The American Tobacco       Smoking and Health Class Action             August 1999
Company, Inc., et al.                                                                  Specific Date to be Set

Blaylock (formerly Holmes and Crozier)     Smoking and Health Class Action             August 23, 1999
v. The American Tobacco Company, et al.

State of Connecticut v. Philip Morris      Health Care Cost Recovery Action            September 1, 1999
Incorporated, et al.

State of Hawaii v. Brown & Williamson      Health Care Cost Recovery Action            September 7, 1999
Tobacco Corporation, et al.

Northwest Laborers-Employers Health and    Health Care Cost Recovery Action            September 7, 1999
Security Trust Fund, et al. v. Philip
Morris, Inc., et al.

State of Wisconsin v. Philip Morris        Health Care Cost Recovery Action            September 13, 1999
Incorporated, et al.

Richardson, et al. v. Philip Morris        Smoking and Health Class Action             September 15, 1999
Incorporated, et al.

State of Vermont v. Philip Morris,         Health Care Cost Recovery Action            November 13, 1999
Incorporated, et al.

State of Missouri v. American Tobacco      Health Care Cost Recovery Action            January 24, 2000
Company, Inc., et al.

State of Ohio v. Philip Morris,            Health Care Cost Recovery Action            January 31, 2000
Incorporated, et al.

State of Alaska v. Philip Morris,          Health Care Cost Recovery Action            February 1, 2000
Incorporated, et al.

Carpenters & Joiners Welfare Fund, et      Health Care Cost Recovery Action            March 1, 2000
al. v. Philip Morris Incorporated, et al.

Conwed Corporation and Leucadia, Inc. v.   Health Care Cost Recovery Action            March 1, 2000
RJ Reynolds Tobacco Company, et al.

                                      2


                                                                    EXHIBIT 99.2

                  Case                              Type of Action                     Trial Date
                  ----                              --------------                     ----------

Group Health Plan, et al. v. Philip        Health Care Cost Recovery Action            March 1, 2000
Morris, Inc., et al.

Thompson, et al. v. American Tobacco       Smoking and Health Class Action             March 1, 2000
Company, Inc., et al.

West Virginia--Ohio Valley Area            Health Care Cost Recovery Action            March 7, 2000
International Brotherhood of Electrical
Workers Welfare Fund v. The American
Tobacco Company, et al.

Rossello, et al. v.  Brown & Williamson    Health Care Cost Recovery Action            June 1, 2000
Tobacco Corporation, et al.

West Virginia Laborers' Pension Fund, et   Health Care Cost Recovery Action            June 6, 2000
al. v. Philip Morris, Inc., et al.

State of Nevada v. Philip Morris,          Health Care Cost Recovery Action            June 19, 2000
Incorporated, et al.

                                     3